Exhibit 99.4

Purple Innovation, Inc. Appoints Robert DeMartini, former President & Chief Executive Officer of New Balance, as Acting Chief Executive Officer

Company Updates 2021 Outlook

Lehi, Utah, December 13, 2021 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a comfort innovation company known for creating the “World’s First No Pressure® Mattress”, today announced that Robert T. DeMartini has been appointed as Acting Chief Executive Officer and a member of the Board of Directors, effective immediately. Mr. DeMartini succeeds Joseph B. Megibow, who is stepping down as Chief Executive Officer and a member of the Board. Mr. Megibow will serve as an advisor to the new CEO to ensure a smooth transition.

“Purple’s strategic direction and multi-year growth prospects have the Company well positioned for 2022 and beyond. The Board is confident this leadership transition will help sharpen our execution and advance the business toward the long-term financial targets we established earlier this year,” said Paul Zepf, Non-Executive Chairman of the Board. “Purple has successfully leveraged its comfort technologies and focus on health & wellness to generate strong affinity for our brand and products and disrupt the mattress industry. With his track record leading New Balance’s high-performance growth and rise to a top global athletic brand, Rob is a great addition to the organization and the ideal person to lead Purple. On behalf of the Board and all of our employees, we would like to thank Joe for his leadership and contributions during his tenure and we wish him all the best with his future endeavors.”

Rob DeMartini, Acting CEO, said, “I am honored to take the helm at Purple, a company that has quickly established itself as a leader in the premium mattress category through its proprietary comfort solutions. With a powerful portfolio of innovative products that help people feel and live better, vertically integrated manufacturing capabilities, and omni-channel distribution strategy, I believe Purple is well positioned to further expand its market share in the years ahead. I look forward to working collaboratively with both the Board and the talented and passionate team of employees to strengthen the Company’s operations and best prepare Purple for its next phase of growth.”

Rob DeMartini is an experienced leader with a long history of strong growth and execution during his 37-year career. Mr. DeMartini served as President and Chief Executive Officer of New Balance from 2007 to 2019. During his twelve-year tenure, New Balance increased its annual sales to over $4 billion and achieved one of the highest growth rates in the athletic footwear and apparel industry, driven by successful product development, marketing, omni-channel and supply chain strategies. Prior to joining New Balance, Mr. DeMartini worked at Procter & Gamble for 20 years, beginning in its Food & Beverage Division and including management roles with the Gillette Company, North American Snacks, and Millstone Coffee. He most recently served as President and Chief Executive Officer of USA Cycling.

2021 Outlook

Purple is also updating its outlook for the calendar year 2021. The Company currently anticipates net revenue and Adjusted EBITDA at the low end of the prior guidance ranges issued November 9, 2021.

About Purple

Purple is a digitally-native vertical brand with a mission to help improve lives through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, bedding, frames and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, GelFlex Grid, is the foundation of many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. Visit Purple online at purple.com and “like” Purple on Facebook and “follow” on Instagram.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to demand for our products; our ability to gain market share; our ability to achieve our multi-year growth and financial targets; our operating performance for 2022; the transition of our CEO role; and expected financial and operating results for net revenue and Adjusted EBITDA for the full year 2021. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: uncertainties regarding the extent and duration of the impact of the COVID-19 pandemic and supply chain issues on many aspects of our business, operations and financial performance; disruptions to our manufacturing processes; changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in shipping, raw material and labor prices; demand in our wholesale and DTC channels being lower than anticipated; our inability to execute on strategies to expand our wholesale channel; material changes in our relationships with wholesale partners; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021, as amended by our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021, as updated on our Quarterly Reports on Form 10-Q and other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
ICR

Brendon Frey
brendon.frey@icrinc.com
203–682–8200

Media Contacts:
Misty Bond
Director of Purple Communications
misty.b@purple.com
385-498-1851